FS Energy and Power Fund 8-K

Exhibit 10.2

Execution Version

Master Repurchase
Agreement
September 1996 Version

Dated as of	September 11, 2014 (as amended and restated on September 21, 2016)

Between:	Goldman Sachs Bank USA	(“Party A”)

and	Strafford Funding LLC	(“Party B”)

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4 (a) hereof,

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

Strafford Funding LLC

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(1)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

2■September 1996■Master Repurchase Agreement
Strafford Funding LLC

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

3■September 1996■Master Repurchase Agreement
Strafford Funding LLC

4.	Margin Maintenance

(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

4■September 1996■Master Repurchase Agreement
Strafford Funding LLC

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

5■September 1996■Master Repurchase Agreement
Strafford Funding LLC

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties] ** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing] * [any]** lien or to obtain substitute securities.

*      Language to be used under 17 C.F.R, §403.4 (e) if Seller is a government securities broker or dealer other than a financial institution.

**       Language to be used under 17 C.F.R. §403.5 (d) if Seller is a financial institution.

9.	Substitution

(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

6■September 1996■Master Repurchase Agreement
Strafford Funding LLC

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

7■September 1996■Master Repurchase Agreement
Strafford Funding LLC

(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

8■September 1996■Master Repurchase Agreement
Strafford Funding LLC

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

9■September 1996■Master Repurchase Agreement
Strafford Funding LLC

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here-from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

10■September 1996■Master Repurchase Agreement
Strafford Funding LLC

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

11■September 1996■Master Repurchase Agreement
Strafford Funding LLC

GOLDMAN SACHS BANK USA		STRAFFORD FUNDING LLC

By:	/s/ Ali Meli	By:	/s/ Gerald F. Stahlecker
Name: Ali Meli		Name: Gerald F. Stahlecker
Title: Managing Director		Title: Executive Vice President
Date: 21 September 2016		Date: September 21, 2016

12■September 1996■Master Repurchase Agreement
Strafford Funding LLC

Annex I

Supplemental Terms and Conditions

The Master Repurchase Agreement dated as of September 11, 2014 (the “Agreement”) between Goldman Sachs Bank USA (“Party A” or “Buyer”) and Strafford Funding LLC (“Party B” or “Seller”), including this Annex I, is amended and restated hereby, with effect as of September 21, 2016 (as so amended and restated, and as further amended, this “Agreement”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to this Annex I the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:

Applicable if checked and initialed below:

		Party A	Party B
Annex II (Names and Addresses)	[X]	/s/ ASM	/s/ GFS
Annex III (International Transactions)	[ ]
Annex IV (Party Acting as Agent)	[ ]
Annex VII (Transactions Involving Registered Investment Companies)	[ ]
Annex VIII (Transactions in Equity Securities)	[ ]
Annex IX (Transactions Involving Certain Japanese Financial Institutions)	[ ]
Annex XI (Tri-Party Transactions)	[ ]

2.	Confirmations; Etc.

Confirmations in accordance with Paragraph 3(b) of the Agreement are in all cases to be furnished by Party A. Notwithstanding anything set forth in Paragraph 3(b) of the Agreement to the contrary, to the extent of any conflict between the terms of this Agreement (including, without limitation, each annex thereto) and the letter agreement between Buyer and Seller dated as of September 11, 2014, as amended and restated as of December 15, 2014 and amended and restated as of September 21, 2016 (together with the annexes thereto and as further amended and supplemented from time to time, the “Master Confirmation”), the terms set forth in the Master Confirmation shall prevail. Each Transaction governed by the Agreement shall be a Transaction that has been entered into pursuant to the terms of the Master Confirmation, and no other Transactions shall be entered into hereunder.

3.	Definitions.

(a)	Paragraph 2 of the Agreement shall be amended by:

Annex I■1
Strafford Funding LLC

(i)	in clause (iv) of the definition of “Act of Insolvency” in Paragraph 2(a), inserting the words “an Authorized Representative of” immediately after the words “admission in writing by”, and

(ii)	deleting the definition of “Buyer’s Margin Percentage” in its entirety and replacing it with the following:

“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, 177.77777778%;

(iii)	deleting the definition of “Income” in its entirety and replacing it with the following:

“Income”, with respect to any Security at any time, all interest or other distributions thereon excluding Cash Principal Payments;

(iv)	deleting the definition of “Margin Notice Deadline” in its entirety and replacing it with the following:

“Margin Notice Deadline”, 10:00 A.M. New York time;

(v)	deleting the definition of “Market Value” in its entirety and replacing it with the following:

“Market Value”, the meaning assigned to such term in the Master Confirmation;

(vi)	deleting the definition of “Pricing Rate” in its entirety and replacing it with the following:

“Pricing Rate”, the per annum percentage rate for determination of the Financing Fee Payments;

(vii)	deleting the definition of “Purchased Securities” in its entirety and replacing it with the following:

“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof;

(viii)	deleting the definition of “Repurchase Price” in its entirety and replacing it with the following:

“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (i) the Purchase Price for such Transaction plus (ii) the ratable share of the accrued and unpaid Financing Fee Payments allocated to such Transaction by the Calculation Agent for such Transaction, as of the date of such determination, minus (iii) the aggregate Repurchase Price Reduction Amount for such Transaction, as of the date of such determination and any other amounts applied to reduce the Purchase Price in accordance with this Agreement;

Annex I■2
Strafford Funding LLC

(ix)	deleting the definition of “Seller’s Margin Amount” in its entirety.

(x)	deleting the definition of “Seller’s Margin Percentage” in its entirety.

(b)	Paragraph 2 of the Agreement shall be amended by the addition of the following definitions:

(u)	“Affiliate”, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person;

(v)	“Authorized Representative”, President, Executive Vice President, Vice President or Chief Financial Officer of Party B; or the Investment Manager or Investment Advisor of Party B;

(w)	“Cash Principal Payments”, the meaning assigned to such term in the Master Confirmation;

(x)	“Counterparty Application Amount”, the meaning assigned to such term in the Master Confirmation;

(y)	“Financing Fee Payments”, the meaning assigned to such term in the Master Confirmation;

(z)	“Indebtedness”, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money;

(aa)	“Independent Director”, a natural person who, (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of Party B or any of its Affiliates (other than his or her service as an Independent Director of Affiliates of Party B that are structured to be “bankruptcy remote” in a manner substantially similar to Party B); (ii) a customer or supplier of Party B or any of its Affiliates (other than a supplier of his or her service as an Independent Director of Party B or such Affiliate); or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities;

Annex I■3
Strafford Funding LLC

(bb)	“Lien”, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset;

(cc)	“Prospective Make-Whole Event”, at any date:

(1)	an Event of Default with respect to Party B that has occurred and is continuing; or

(2)	the Repurchase Date of all Transactions has occurred (other than due to a Regulatory Change); or

(3)	the sum of the Repurchase Prices of all Purchased Securities on such date is less than or equal to U.S.$50,000,000;

(dd)	“Prospective Make-Whole Payment Amount”, at any date, the Make-Whole Amount (as defined in the Master Confirmation) that would be calculated on such date;

(ee)	“Material Action”, to:

(i)	file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming Party B as debtor or other initiation of bankruptcy or insolvency proceedings by or against Party B, or otherwise seek, with respect to Party B, relief under any laws relating to the relief from debts or the protection of debtors generally;

(ii)	seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for Party B or all or any portion of its properties;

(iii)	make or consent to any assignment for the benefit of Party B’s creditors generally;

(iv)	admit in writing the inability of Party B to pay its debts generally as they become due;

(v)	petition for or consent to substantive consolidation of Party B with any other person;

(vi)	amend or alter or otherwise modify or remove all or any part of Section 9(j) of Party B’s Limited Liability Company Agreement; or

Annex I■4
Strafford Funding LLC

(vii)	amend, alter or otherwise modify or remove all or any part of the definition of “Independent Director” or the definition of “Material Action” in Party B’s Limited Liability Company Agreement;

(ff)	“Organizational Documents”, the meaning specified in subparagraph (xi) of Paragraph 11(a) hereof;

(gg)	“Regulatory Change”, the meaning assigned to such term in the Master Confirmation;

(hh)	“Repurchase Price Reduction Amount”, the meaning assigned to such term in the Master Confirmation;

(ii)	“Specified Transaction” means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between Party A (or any of its Affiliates) and Party B which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the Master Confirmation;

(jj)	“Master Confirmation”, the meaning assigned to such term in Annex I;

(kk)	“Facility End Date”, the meaning assigned to such term in the Master Confirmation.

(c)	Paragraph 2 of the Agreement shall be amended by deleting the definitions of “Price Differential” and the Agreement shall be construed as if the term “Price Differential” does not exist.

Annex I■5
Strafford Funding LLC

4.	Margin Maintenance.

(a)          Paragraph 4 of the Agreement is amended by replacing subparagraph (a) thereof with the following:

“(a)	If at any time the Market Value is less than the Buyer’s Required Amount for all Transactions outstanding hereunder at such time (a “Margin Deficit”), then Buyer may by notice (a “Margin Call Notice”) to Seller require Seller in such Transactions to transfer to Buyer cash in U.S. dollars, so that the cash and such Market Value will thereupon equal or exceed such Buyer’s Required Amount.

For purposes hereof, the “Buyer’s Required Amount” at any time is equal to (i) the Buyer’s Margin Amount for all Transactions at such time plus (ii) if a Prospective Make-Whole Event has occurred and is then continuing, the Prospective Make-Whole Payment Amount at such time.”

(b)	Paragraph 4(b) of the Agreement shall not apply to any Transaction hereunder and the Agreement shall be construed as if the concept of “Margin Excess” does not exist.

(c)	Paragraph 4 of the Agreement is amended by replacing subparagraph (c) thereof with the following:

“(c)	If any Margin Call Notice is given by Buyer at or before the Margin Notice Deadline on any business day, Seller shall transfer cash in U.S. dollars to Buyer no later than 6:00 P.M. New York time on the next business day following such notice. If any Margin Call Notice is given by Buyer after the Margin Notice Deadline, Seller shall transfer such cash to Buyer no later than 6:00 P.M. New York time on the second business day following such notice.”

(d)	Paragraph 4(d) of the Agreement shall not apply to any Transaction hereunder.

(e)	Pursuant to Paragraph 4(e) of the Agreement, Party A and Party B acknowledge and agree that the rights of Party B under Paragraph 4(a) of the Agreement may be exercised only where a Margin Deficit exceeds $1,000,000 on such date of determination.

(f)	Paragraph 4 of the Agreement is amended by adding the following paragraph at the end thereto:

“(g)	In the event that (i) upon the issuance of any Margin Call Notice pursuant to Paragraph 4(a) of the Agreement, Seller transfers to Buyer cash in U.S. dollars to cure the related Margin Deficit (such cash, the “Margin Deficit Cure Collateral”; the amount of such cash, the “Margin Deficit Cure Collateral Amount”; such cure of the Margin Deficit by Seller, a “Margin Deficit Cure Event”) and (ii) after such Margin Deficit Cure Event, the Market Value plus the Margin Deficit Cure Collateral Amount equals or exceeds Buyer’s Required Amount for all such Transactions then, so long as immediately before and after giving effect thereto (A) no Event of Default shall have occurred with respect to Seller, (B) no event has occurred and is continuing that, with notice or lapse of time or both, would constitute an Event of Default with respect to Seller and (C) no Margin Deficit shall have occurred and remain unsatisfied,

Annex I■6
Strafford Funding LLC

(1)	upon written notice to Buyer (such notice, a “Market Value Re-determination Request Notice”), Seller may request that Buyer return an amount (such amount, the “Excess Cure Collateral Refund Amount”) equal to (x) the Margin Deficit Cure Collateral Amount less (y) an amount equal to the Buyer’s Required Amount less the Market Value (which amount under this clause (y) cannot be less than zero); and

(2)	if (x) Buyer receives the Market Value Re-determination Request Notice prior to 10:00 A.M. New York time on any business day, Buyer shall return such Excess Cure Collateral Refund Amount to Seller no later than 6:00 P.M. New York time on the next business day following such notice and (y) Buyer receives the Market Value Re-determination Request Notice after 10:00 A.M. New York time on any business day, Buyer shall return such Excess Cure Collateral Refund Amount to Seller no later than 6:00 P.M. New York time on the second business day following such notice, so long as, in the case of each of the foregoing clauses (x) and (y), Buyer shall be satisfied in its sole and absolute discretion exercised in good faith that at such time of determination the Market Value plus the Remaining Margin Deficit Cure Collateral Amount as of such time of determination is equal to or exceeds Buyer’s Required Amount for all Transactions.

As used herein the “Remaining Margin Deficit Cure Collateral” means, as at any time of determination, an amount (which may be zero) equal to (a) the Margin Deficit Cure Collateral Amount at such time less (b) the Excess Cure Collateral Refund Amount at such time.”

5.	Representations and Covenants. Paragraph 10 of the Agreement is hereby amended by adding an “(a)” before the first word of the first paragraph and add the following new paragraphs at the end thereof:

(b)	Each of Buyer and Seller further represents and warrants that, with respect to each Transaction under the Agreement:

Non-Reliance. It has made its own determinations regarding the tax and accounting treatment of all aspects of the Transaction including, without limitation, the tax and accounting treatment of any Income paid with respect to the Securities. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction. It has evaluated for itself whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

Annex I■7
Strafford Funding LLC

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(c)	Seller hereby represents and covenants for so long as any Transaction is outstanding hereunder that Seller has since its formation, and shall at all times, abide by the following requirements, the compliance with which it acknowledges that Buyer is relying upon in entering into this Agreement:

(1)	maintains at least one Independent Director;

(2)	has a board of directors separate from that of any other person (although members of the board of directors of Seller may serve as directors of one or more Affiliates of Seller);

(3)	file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(4)	not commingle its assets with assets of any other person;

(5)	conduct its business in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and all such formalities have been complied with since the Seller’s formation);

(6)	maintain separate financial statements (it being understood that, if Party B’s financial statements are part of a consolidated group with its Affiliates, then any such consolidated statements shall contain a note indicating Party B’s separateness from any such Affiliates and that its assets are not available to pay the debts of such Affiliate);

(7)	pay its own liabilities only out of its own funds;

(8)	maintain an arm’s-length relationship with its Affiliates;

(9)	pay the salaries of its own employees, if any;

Annex I■8
Strafford Funding LLC

(10)	not hold out its credit or assets as being available to satisfy the obligations of others;

(11)	pay its fair and reasonable share of overhead for shared office space, if any;

(12)	use separate stationery, invoices and checks and not of any other entity (unless such entity is clearly designated as being Party B’s agent);

(13)	not pledge its assets as security for the obligations of any other person;

(14)	correct any known misunderstanding regarding its separate identity;

(15)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets;

(16)	not take any Material Action without the unanimous affirmative vote of each member of its board of directors, including, in all cases, the Independent Director;

(17)	is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any person contemplating the filing of any such petition against it;

(18)	at all times since its formation has been, and will continue to be, a duly formed and existing limited liability company organized under the laws of the State of Delaware; and Seller’s member at all times since its formation has been, and will continue to be, duly qualified in each jurisdiction in which such qualification was or may be necessary for the conduct of its business;

(19)	has complied, and will continue to comply, with the provisions of its Organizational Documents and the laws of the jurisdiction of its formation relating to limited liability companies;

(20)	has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of its member, any Affiliate of its member, or any other persons;

(21)	not sell, exchange, lease or otherwise transfer all or substantially all of the assets of Party B or consolidate or merge Party B with another person whether by means of a single transaction or a series of related transactions; and

(22)	comply with all assumptions as to Seller set forth in all legal opinions delivered with respect to bankruptcy non-consolidation matters in connection with this Agreement.

Annex I■9
Strafford Funding LLC

On the Purchase Date for each Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

6.	Agreement to Deliver Information.

Party B agrees to deliver the following documents/information:

Form/Document/ Certificate	Date by which to be delivered
Evidence reasonably satisfactory to Party A of the signing authority and specimen signature of any individual executing this Agreement	Upon or promptly following execution of this Agreement
Audited consolidated annual financial statements of Party B’s parent, FS Energy and Power Fund (“FSEP”)	Within 120 days of the end of FSEP’s fiscal year
Unaudited quarterly financial statements of FSEP	Within 45 days after the end of each fiscal quarter of FSEP (other than the last fiscal quarter of each fiscal year of FSEP)
Such other financial or other information with respect to Party B as Party A may reasonably request from time to time	Within five (5) Business Days after request by Party A
For each Non-Private Underlying Asset (as defined in the Master Confirmation), all financial information (other than material non-public information) relating to the obligors on such Underlying Asset and made available by such obligors to the lenders of record of such Underlying Asset in accordance with the documents governing such Underlying Asset.	Within five (5) Business Days of such information being made available to Party B, FSEP or FSEP’s affiliates. Such information shall be made available in an electronic data room that is at all times available to Party A.
For each Private Underlying Asset (as defined in the Master Confirmation), all bank syndicate information relating to the obligors on such Underlying Asset and made available by such obligors to the lenders of record of such Underlying Asset in accordance with the documents governing such Underlying Asset (but subject to satisfaction of applicable confidentiality requirements under the documents governing such Underlying Asset). For purposes of the foregoing, “bank syndicate information” shall not include any material non-public information relating to the obligors on a Private Underlying Asset that not been made available to all of the private-side lenders of record under the documents governing such Underlying Asset.	Within five (5) Business Days of such information being made available to Party B, FSEP or FSEP’s affiliates. Such information shall be made available in an electronic data room that is at all times available to Party A.

Annex I■10
Strafford Funding LLC

Form/Document/ Certificate	Date by which to be delivered
A copy of each Commitment to purchase or sell an Underlying Asset entered into by the Security Issuer from time to time (with terms used in this paragraph without definition having the meanings assigned to them in the Master Confirmation).	Within two Business Days
Investment management agreement or other evidence of investment management authority.	Upon request by Party A
Favorable written opinions (addressed to Party A) of Dechert LLP as to New York, Delaware and U.S. federal law, and covering such matters relating to Party B, this Agreement, the Master Confirmation and the Transactions as Party A shall reasonably request.	Within 10 business days of the execution of this Agreement

7.	Purchase Price Maintenance.

(a)	The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such Transaction, if Income is paid to Buyer then Buyer shall promptly transfer to Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement; and Buyer shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)	Notwithstanding the definition of “Purchase Price” in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement.

8.	Events of Default.

(a)	Paragraph 11 shall be amended by deleting the word “or” immediately before subparagraph (vii) and by adding the following before the words “(each an “Event of Default”)” at the end of subparagraph (vii) thereof:

“(viii)	Party B fails to comply with any obligation to deliver information under Paragraph 6 of this Annex I (Agreement to Deliver Information) within the time specified; provided that the failure of Party B to deliver to GS the amendment to the Senior Credit Agreement for Extraction Oil & Gas Holdings until May 16, 2016 as described in the Reservation of Rights Letter dated June 20, 2016 from Party A to Party B shall not constitute an Event of Default for purposes of this clause (viii);

Annex I■11
Strafford Funding LLC

(ix)	Party B fails to pay any Financing Fee Payment or any Make-Whole Amount when and as the same shall become due payable and such failure shall continue unremedied for five business days after written notice thereof from Party A to Party B;

(x)	Party B fails to notify Party A as to a change in legal structure that would have the effect of Party B ceasing to exist as a Delaware LLC (as defined below);

(xi)	Party B incurs or suffers to exist any Indebtedness or enters into any transaction that would be a Specified Transaction if such transaction were between Party A and Party B (except pursuant to this Agreement);

(xii)	Party B directly or indirectly creates, incurs, assumes or permits to exist any Lien on any of its property (except pursuant to this Agreement);

(xiii)	Party B engages in any business activity or incurs any material liabilities (other than the sales, repurchases and maintenance of and margining related to the Purchased Securities in compliance with the terms of this Agreement and the other Transaction Documents and activities incidental to the foregoing);

(xiv)	Party B fails to observe or perform any covenant set forth in Paragraph 10(c) of this Agreement or any representation set forth therein fails to be true and correct;

(xv)	Party B fails to observe or perform any covenant, agreement or obligation contained in the Agreement or the Master Confirmation (other than the matters referred to in the preceding clauses (i), (ii), (iii), (iv), (viii), (ix) (x), (xi), (xii) and (xiii)) and such failure, if capable of remedy, shall continue unremedied for a period of thirty (30) or more days after the earlier of Party B’s knowledge thereof and notice thereof from Party A to Party B;

(xvi)	the limited liability company agreement or any other organizational document of Party B (collectively, the “Organizational Documents”), or any provision thereof, shall be amended, modified, changed, waived, terminated, cease to be effective or cease to be the legally valid, binding and enforceable obligation, if the effect of such amendment, modification, change, termination or other action would have a material adverse effect on (1) the ability of Party B to perform its obligations under the Agreement, the Master Confirmation or any Transaction or (2) the validity or enforceability of the Agreement or the Master Confirmation against Party B by Party A or the rights and remedies of Party A against Party B under the Agreement or the Master Confirmation;

Annex I■12
Strafford Funding LLC

(xvii)	Party B shall default or breach of any provision under any Organizational Document, if the effect of such default or breach, would have a material adverse effect on (1) the ability of Party B to perform its obligations under the Agreement, the Master Confirmation or any Transaction or (2) the validity or enforceability of the Agreement or the Master Confirmation against Party B by Party A or the rights and remedies of Party A against Party B under the Agreement or the Master Confirmation; or

(xviii)	Party B:

(A)	defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

(B)	defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one business day);

(C)	defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

(D)	disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf).”

Annex I■13
Strafford Funding LLC

(b)	Paragraph 11 of the Agreement is hereby amended by replacing subparagraph (a) thereof with the following:

“(a)	The nondefaulting party may, at its option, declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall give notice to the defaulting party of the exercise of such option as promptly as practicable.”

(c)	Notwithstanding clauses (i) and (ii) of the introductory paragraph to Paragraph 11 of the Agreement, it will not be an Event of Default if:

(A)	Seller fails to transfer Purchased Securities on the applicable Purchase Date for a Transaction, but Buyer may, by written notice to Seller, (1) if Buyer has paid the Purchase Price to Seller, require Seller to immediately repay the sum so paid; (2) if there exists a Margin Deficit in respect of such Transaction, require Seller to deliver (in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) margin in an amount equal to such Margin Deficit; and (3) at any time while such failure continues, terminate such Transaction (but only such Transaction) (“Buyer Mini Close-out”) and upon such termination, the provisions of Paragraph 11 of the Agreement shall apply with respect to the terminated Transaction (but only such Transaction).

(B)	Buyer fails to transfer Purchased Securities on the applicable Repurchase Date for a Transaction, but Seller may, by written notice to Buyer, (1) if Seller has paid the Repurchase Price to Buyer, require Buyer to immediately repay the sum so paid; and (2) at any time while such failure continues, terminate such Transaction (but only such Transaction) (“Seller Mini Close-out”, and together with Buyer Mini Close-out, “Mini Close-out”) and upon such termination, the provisions of Paragraph 11 of the Agreement shall apply with respect to the terminated Transaction (but only such Transaction).

Any transfer of margin pursuant to Clauses (A)(2) above, shall be due and payable within the time period specified in Paragraph 4(c) of the Agreement with respect to cash (as if such notice from Buyer were a notice requesting the delivery of margin), and any failure to make any such transfer or payment shall be an event that will be an Event of Default under paragraph 11(iii).

For the avoidance of doubt, it shall be an Event of Default under the Agreement if, with respect to any amount due and payable under Paragraph 11 following any Mini Close-out, such amount is not paid by the defaulting party before the end of the Business Day on which the defaulting party receives notice of such due and payable amount from the non-defaulting party, if the defaulting party receives such notice before the Margin Notice Deadline. If any such notice is given after the Margin Notice Deadline on a Business Day, the party receiving such notice shall transfer such amount due and payable no later than the close of business in the relevant market on the next Business Day following receipt of such notice.

Annex I■14
Strafford Funding LLC

9.	Notices. Paragraph 13 of the Agreement shall be amended by replacing the last sentence thereof with the following:

“All notices, demands and requests hereunder shall be made in writing (which may include, without limitation, email notifications) to the address (or email address) set forth in Annex II.”

10.	Qualified Institutional Buyers. It is agreed that with respect to Transactions in Purchased Securities which are eligible for resale under Rule 144A under the Securities Act of 1933, as amended (“Rule 144A Securities”), the following representations shall apply:

(a)	on the Purchase Date for any Transaction, (i) Buyer represents and warrants that Buyer is familiar with the provisions of Rule 144A, (ii) Buyer represents and warrants that Buyer is a “Qualified Institutional Buyer” as such term is defined in Rule 144A, (iii) Seller represents and warrants that Seller is not, and within the preceding three months has not been, an “affiliate,” as that term is used in Rule 144 under the Securities Act, of the issuer of any Purchased Securities, and (iv) Seller represents and warrants that any Purchased Securities transferred to Buyer are not subject to any legal or regulatory restrictions on transfer other than those applicable to “restricted securities” within the meaning of Rule 144; and

(b)	on the Repurchase Date for any Transaction, (i) Seller represents and warrants that Seller is familiar with the provisions of Rule 144A, (ii) Seller represents and warrants that Seller is a “Qualified Institutional Buyer” as such term is defined in Rule 144A, (iii) Buyer represents and warrants that Buyer is not, and within the preceding three months has not been, an “affiliate,” as that term is used in Rule 144, of the issuer of any Purchased Securities, and (iv) assuming the accuracy and completeness of Seller’s representations under subparagraph (a) of this Paragraph, Buyer represents and warrants that any Purchased Securities transferred to Seller are not subject to any legal or regulatory restrictions on transfer other than those applicable to “restricted securities” within the meaning of Rule 144.

11.	Assignment. Paragraph 15 of the Agreement is hereby amended by inserting the following between the first and second sentences of subparagraph 15(a):

“Notwithstanding the foregoing, Party A may not assign its rights nor delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other party to this Agreement, and any purported assignment or delegation absent such consent is void, except for an assignment or delegation of all of the Party A’s rights and obligations hereunder in whatever form Party A determines may be appropriate to (i) Goldman Sachs & Co. or any other Affiliate of Party A (other than Goldman Sachs BDC, Inc. or any other business development company that is an Affiliate of Party A) or (ii) any other third party organized under the laws of the United States of America, any state thereof or the District of Columbia (a “Third Party”); provided that, with respect to an assignment by Party A under the foregoing clause (ii), Party B shall have the right to cause the Repurchase Date of all (but not less than all) of the Transactions then outstanding to occur simultaneously (an “Assignment-Related Repurchase Date Acceleration”, and the date thereof the related “Assignment-Related Repurchase Date”) on not less than two Business Days’ notice to Party A if neither such Third Party nor any credit support provider of such Third Party has a long-term unsubordinated credit rating of at least Baa3 by Moody’s Investor Services, Inc. or at least BBB- by Standard & Poor’s Rating Group immediately prior to the assignment. For the avoidance of doubt, no Make-Whole Amount (as defined in the Master Confirmation) will be owing by Party B in connection with any Assignment-Related Repurchase Date Acceleration. Upon any such delegation and assumption of obligations, so long as Goldman Sachs & Co., such other Affiliate of Party A or the Third Party, as the case may be, shall be responsible for all such obligations, Party A shall be relieved of and fully discharged from all future obligations hereunder from and after such delegation and assumption.”

Annex I■15
Strafford Funding LLC

12.	Termination. Paragraph 15 of the Agreement shall be amended by replacing the last sentence of subparagraph (a) thereof with the following:

“This Agreement shall terminate and be of no further force and effect (except with respect to any obligations of Party A and Party B that are otherwise expressly stated in the Agreement or the Master Confirmation as surviving termination, which shall, as so specified, survive without prejudice and remain in full force and effect) on the first date after all obligations under all Transactions have been paid in full.”

13.	Operational Error. Notwithstanding any other provision contained herein, no Event of Default under subparagraphs (i), (ii), (iii), (iv) or (ix) of paragraph 11 of the Agreement shall have occurred if (i) the relevant failure to pay or transfer is caused solely by an error or omission of an operational nature or by the failure of the defaulting party or a custodian of the defaulting party to make any payment or delivery to the nondefaulting party after the defaulting party has issued instructions; (ii) assets were available to such party to make the relevant payment or transfer when due; and (iii) the defaulting party has upon the non-defaulting party’s request, provided to the nondefaulting party, written verification of clauses (i) and (ii) above that is reasonably satisfactory to the nondefaulting party and (iv) such payment or transfer is made by the close of business on the day after notice of the relevant failure to pay or transfer is given to the defaulting party.

14.	Set-off. Upon the occurrence of an Event of Default with respect to a party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or continent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set off effected under this paragraph 14 to Annex I, provided that any failure to give such notice shall not invalidate the relevant set off.

Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, Y may in good faith estimate that obligation and set off in respect of the estimate, subject to such party accounting to (and, if the set off in respect of the estimate exceeds the ascertained obligation, settling with and reimbursing) the other when the obligation is ascertained.

Annex I■16
Strafford Funding LLC

Nothing in this paragraph 14 to Annex I will be effective to create a charge or other security interest. This paragraph 14 to Annex I will be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

15.	Additional Representation. Party B represents that it is a limited liability company formed under the Limited Liability Company Act of the State of Delaware (a “Delaware LLC”) and agrees to notify Party A prior to a change in legal structure which would have the effect of Party B ceasing to exist as a Delaware LLC.

Annex I■17
Strafford Funding LLC

This Agreement may be signed in any number of counterparts, each of which shall be considered an original.

GOLDMAN SACHS BANK USA		STRAFFORD FUNDING LLC

By:	/s/ Ali Meli	By:	/s/ Gerald F. Stahlecker
Name: Ali Meli		Name: Gerald F. Stahlecker
Title: Managing Director		Title: Executive Vice President
Date: 21 September 2016		Date: September 21, 2016

Annex I■18
Strafford Funding LLC

Annex II

Names and Addresses for Communications Between Parties

Party A: Goldman Sachs Bank USA

Goldman Sachs Bank USA
Facsimile:	+1 212 428 4534
Email:

For all emails (other than delivery of any non-publicly available information):
gs-sctabs-reporting@ny.email.gs.com

For email delivery of non-publicly available information:
gs-warehouselending@gs.com,
gs-pfi-mo-confidential@gs.com and
gs-sct-compliance-delivery@ny.email.gs.com

Attention:	SCT Compliance

With a copy to:

Attention:	SCT Legal, Derivatives
Address:	200 West Street, 6th Floor
New York, NY 10282

And, with respect to each Dispute (as defined in the Master Confirmation), with copies to:

Email:	gs-repo-disputes@gs.com
Attention:	GS Credit

and

Facsimile:	+1 212 428 4534
Email:	gs-sctabs-reporting@ny.email.gs.com
Attention:	PFI Middle Office

All correspondence shall include the GS Reference Number: SDB4064875388

Party B: Strafford Funding LLC

Address: Strafford Funding LLC
c/o FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112

Attention:	Gerald F. Stahlecker, Executive Vice President

Phone No.:	(215) 495-1169
Facsimile No.:	(215) 222-4649
Email:	jerry.stahlecker@franklinsquare.com